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                                  EXHIBIT 99.1


[IBSS LOGO]

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
115 ATRIUM WAY, SUITE 228
COLUMBIA, SC  29223
(803) 736-5595   FAX (803) 736-5639


MEDIA CONTACT                       INVESTOR CONTACTS

Lorri-Ann Carter                    Dian Griesel, Ph.D. / Lisa Lindberg
CarterTodd & Associates, Inc.       The Investor Relations Group
803.779.4005                        212.736.2650
la@cartertodd.com                   TheProTeam@aol.com


               INTEGRATED BUSINESS SYSTEMS & SERVICES (IBSS) JOINS
                      SUN DEVELOPER CONNECTION(SM) PROGRAM

Columbia, SC--October 30, 2000--Integrated Business Systems & Services, Inc. ("IBSS") (NasdaqNM: IBSS) today announced it has joined the Sun Developer Connection(SM) Program. IBSS has demonstrated its commitment to the Sun platform with its Synapse technology being fully compliant with the Solaris(TM) 8 Operating Environment.

"With the increasing need for business-to-business integration, companies are looking for solutions that provide stability, scalability, and low total cost-of-ownership," said Harry Langley, president and CEO of IBSS. "We've had excellent success with Sun hardware as well as the Sun's Solaris Operating Environment; it's a reliable platform for companies running business critical applications. The Solaris platform is extremely efficient in optimizing the benefits of the Synapse architecture with its naturally distributed orthogonal model."


The Sun Developer Connection Program provides a comprehensive set of resources and information tailored to meet the needs of Sun's developer community, the fastest-growing and second-largest developer community in the industry. Components of this program include the following offerings:

         o Sun Developer Essentials(TM) software - affordable software subscriptions making it easy for developers to stay up-to-date with the latest development technology from Sun, and hardware discounts for approved companies making it easier for them to deploy

         o Sun Support Access(SM) Offering - provides a single source for expert technical development assistance with services such as Web-based incident and unlimited personal support

         o Sun Education Essentials(SM) Offering - offers developers a chance to advance their career and gain skills with developer education and technical training

         o Sun Business Essentials(SM) Offering - access to high-visibility business, co-marketing, and promotional opportunities

         o Sun Startup Essentials(SM) Offering - provides discounts on pre-configured hardware and software optimized to the needs of startups, includes hardware and software from Sun and its partners, consulting services,



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                  education, services and technical support

ABOUT IBSS

Integrated Business Systems and Services, Inc. provides value added business software products and services to organizations globally that require the use of transaction processing technology and connectivity solutions. Through the licensing, installation, and servicing of IBSS Synapse based technology; the company brings a new paradigm to the integrated systems market. The Synapse architecture provides the framework that allows traditional businesses to easily and rapidly transition from the current way they do business to the new e-business paradigm. IBSS provides a line of Synapse-based products that include Synapse Manufacturing(TM) for manufacturing plant automation; Synapse EAI+(TM) for enterprise modeling and application integration; and Synapse B2B(TM) for ASP enablement and for integrating a company's applications with its supply chain. IBSS has offices in Columbia and Detroit. For more information about IBSS' technology and services, call 800-553-1038 or visit www.ibss.net.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development and integration, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.

                                       ###

Sun, Sun Microsystems, the Sun logo, Solaris, Sun Developer Connection, Sun Startup Essentials, Sun Developer Essentials, Sun Support Access, Sun Education Essentials and Sun Business Essentials are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries.





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